UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 18, 2019 (December 13, 2019)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 13, 2019, the Company’s Board of Directors (the “Board”), pursuant to the Company’s Fourth Amended and Restated Operating Agreement dated March 21, 2014, appointed Jill Euken as a Series A Director of the Company to replace Mr. Andrew Bulloch.  Ms. Euken is expected to serve on the Board until the Company’s 2020 Annual Meeting where she will stand for re-election by the members for a four-year term.  Ms. Euken has been appointed to the Company’s Nominating Committee.  Ms. Euken will participate in the Company’s standard director compensation policy as disclosed in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2018.

Ms. Euken serves on the Board of Directors for both Ag Ventures Alliance and the Iowa Quality Producers Alliance.

Ms. Euken recently retired from a 39-year career at Iowa State University where for the past 15 years she served as Deputy Director of the Bioeconomy Institute leading new program development, industrial collaborations and outreach programs for the Institute.  Previous assignments for ISU include leading the development of the Wallace Foundation for Rural Research and Development, a 23-county rural development group in southwest Iowa and the formation of the Iowa Quality Producers Alliance in southwest Iowa.

Ms. Euken and her husband own and operate a Century Farm south of Atlantic, Iowa, where they produce corn, soybeans, alfalfa, and cattle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

	By:	/s/ Michael D. Jerke
Date: December 18, 2019		Michael D. Jerke
Chief Executive Officer